Exhibit 23(a)


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 1998 included in or incorporated by reference in Northwestern Corporation's (formerly Northwestern Public Service Company) Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                      /s/ Arthur Andersen LLP


   Minneapolis, Minnesota
   September 22, 1998